Exhibit 11

                                LOGIC WORKS, INC.

                        COMPUTATION OF EARNINGS PER SHARE

                                   (unaudited)

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
                                                                      Three Months Ended                 Nine months Ended
                                                                        September 30,                     September 30,
                                                                 -------------------------------------------------------------
                                                                           1996            1995           1996            1995
                                                                 -------------------------------------------------------------
Primary
Net income (loss)                                                  $ (1,299,000)   $    394,000   $   (116,000)   $    712,000
                                                                  ============================================================
Weighted average number of common shares outstanding                 11,386,000       5,446,000     11,348,000       5,365,000
Stock options granted one year prior to initial filing                       --         817,000             --         862,000
Stock warrants granted one year prior to initial filing                      --         199,000             --         199,000
Dilutive weighted average stock options outstanding                          --       1,287,000             --       1,236,000
                                                                  ------------------------------------------------------------
Weighted average number of common shares outstanding as adjusted     11,386,000       7,749,000     11,348,000       7,662,000

Net income (loss) per share                                        $      (0.11)   $       0.05   $      (0.01)   $       0.09
                                                                  ============================================================
Fully Diluted
Net income (loss)                                                  $ (1,299,000)   $    394,000   $   (116,000)   $    712,000
                                                                  ============================================================
Weighted average number of common shares outstanding                 11,386,000       5,446,000     11,348,000       5,365,000
Automatic conversion feature of Series A redeemable convertible              --       2,400,000             --       2,400,000
preferred stock
Stock options granted one year prior to initial filing                       --         817,000             --         862,000
Stock warrants granted one year prior to initial filing                      --         199,000             --         199,000
Dilutive weighted average stock options outstanding                          --       1,297,000             --       1,297,000
                                                                  ------------------------------------------------------------
Weighted average number of common shares outstanding as adjusted     11,386,000      10,159,000     11,348,000      10,122,000
                                                                  ============================================================
Net income (loss) per share                                        $      (0.11)   $       0.04   $      (0.01)   $       0.07
                                                                  ============================================================
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